UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☒	Soliciting Material Pursuant to §§ 240.14a-12

Solitron Devices, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Solitron Devices, Inc., a Delaware corporation (“Solitron” or the “Company”), is filing materials contained in this Schedule 14A with the U.S. Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies from its stockholders in connection with its 2015 Annual Meeting of Stockholders scheduled to be held on August 4, 2015, at a time and location to be set forth in the definitive proxy statement, and at any and all adjournments, postponements or reschedulings thereof (the “2015 Annual Meeting”). Solitron has not yet filed a preliminary or definitive proxy statement with the SEC in connection with its solicitation of proxies to be used at the 2015 Annual Meeting.

Letter to Stockholders

Attached hereto is a letter mailed to the stockholders of Solitron on June 8, 2015.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

Solitron intends to file a proxy statement with the SEC with respect to the 2015 Annual Meeting.  SOLITRON STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT, THE ACCOMPANYING WHITE PROXY CARD AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Solitron, its directors, executive officer, and other employees may be deemed to be participants in the solicitation of proxies from Solitron stockholders in connection with the matters to be considered at the 2015 Annual Meeting.  Information about Solitron's directors and executive officer is available in Solitron's proxy statement, dated June 6, 2014, for its 2014 Annual Meeting of Stockholders.  To the extent holdings of Solitron's securities by such directors or executive officers have changed since the amounts printed in the 2014 proxy statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.  More detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the 2015 Annual Meeting.  Stockholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by Solitron with the SEC free of charge at the SEC's website at www.sec.gov.  Copies also will be available free of charge at Solitron's website at www.solitrondevices.com.

June 8, 2015

Dear Stockholders:

You may be aware that a preliminary proxy statement was filed by Cedar Creek Partners LLC and Eriksen Capital Management LLC in which there is information regarding two opposition Class II director nominees that are seeking to replace our current Class II directors.

The two opposition Class II director nominees are Tim Eriksen and David W. Pointer.  Mr. Eriksen and Mr. Pointer have no semi-conductor industry experience and, to our knowledge, have no relationships with our customers and suppliers.  Additionally, Mr. Eriksen and Mr. Pointer do not have any operational experience at a company that manufactures products, let alone a company that manufactures products for the very complex and specialized military and aerospace markets.

Mr. Eriksen has never served as a director of a public company.  Based on their preliminary proxy statement, Mr. Eriksen works out of Lynden, Washington.  His work as an administrative engineer early in his career did not provide Mr. Eriksen with the operational experience needed to advise a company that manufactures high reliability products for the very complex and specialized military and aerospace markets.  Mr. Eriksen is NO stranger to contested situations.  Cedar Creek Partners LLC ran an unsuccessful proxy contest at Diamond Hill Investment Group, Inc. in 2009 to win three out of seven board seats with Cedar Creek’s slate of directors, which included Mr. Eriksen.

Based on their preliminary proxy statement, Mr. Pointer works out of Newman Lake, Washington.  Mr. Pointer is also NO stranger to contested situations.  He won a board seat at ALCO Stores, Inc. in a contested election in September 2014 and then two months later ALCO then filed for Chapter 11 Bankruptcy protection. Mr. Pointer has also served since January 2014 as a director of CompuMed, Inc., and as chairman since November 2014.  CompuMed trades on the over-the-counter market but chose to terminate its SEC reporting obligation in March 2011, which as a result provides less transparency to its stockholders. Based on the stock performance of CompuMed during Mr. Pointer’s tenure, it does not appear that stockholder value has been enhanced – there has been significant fluctuation in the stock price, including a high of $0.29 per share on June 27, 2014 and a low of $0.05 per share on December 23, 2014 (reflecting a decrease of 83% from the high of $0.29 per share).  Needless to say, Mr. Pointer’s participation has done nothing for the stockholders of CompuMed.

Now, let’s review “what” OUR Board has done for Solitron stockholders in the last five years alone:

➢
In May of 2013, Solitron completed its last payment related to the settlement agreement with the United States Environmental Protection Agency which enabled Solitron to be in a position to pay dividends.

➢	Oversaw increases in year-over-year net sales & net income during the years ended February 28, 2013, 2014 and 2015.

➢	Oversaw the steady progression of appreciation in our stock price from a low of $2.20 per share on June 28, 2010 to a recent high of $4.57 on June 2, 2015.

➢	Our Board paid a $.05 cash dividend in 2014.

➢	On May 29, 2015, our Board declared a $.25 cash dividend to be paid on (or about) July 22, 2015 to holders of record on June 29, 2015.

➢
Also on May 29, 2015, our Board authorized a stock repurchase program of up to $500,000 of the Company’s common stock through February 29, 2016.  Previously, in 2012, the Company repurchased approximately 100,000 shares of the Company’s common stock.

3301 Electronics Way· West Palm Beach, Florida 33407-4697 • Telephone: (561) 848-4311 • Fax: (561) 881-5652

June 8, 2015

U.S. Government contractors have ALWAYS relied on the KEY relationships between the senior management team and Board members and the major customers that they supply.  To our knowledge, Mr. Eriksen and Mr. Pointer have no relationships with our customers and suppliers.

Our stockholders deserve qualified directors that understand OUR business, products, customers, suppliers and the markets we serve.

Please do not be misled by anything you read from Tim Eriksen and David W. Pointer; they are simply “opportunists” looking to disrupt the Board of a trusted U.S. Government contractor. They care only about themselves, not you or our customers, employees or other stockholders of Solitron Devices.

You may receive a “GOLD” proxy from Cedar Creek and Eriksen Capital before you receive Management’s “WHITE” proxy (and its associated proxy material) from the undersigned.  IF you do, we ask that you discard their material and wait for our proxy material … before voting.

We thank you for your past and continued support.

Sincerely,

Solitron Devices, Inc.

/s/ Shevach Saraf	/s/ Dwight Aubrey	/s/ John F. Chiste
Shevach Saraf	Dwight Aubrey	John F. Chiste

/s/ Jacob Davis	/s/ Sidney H. Kopperl
Jacob Davis	Sidney H. Kopperl

ADDITIONAL INFORMATION AND WHERE TO FIND IT

Solitron intends to file a proxy statement with the U.S. Securities and Exchange Commission (the "SEC") with respect to the 2015 Annual Meeting of Stockholders.  SOLITRON STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT, THE ACCOMPANYING WHITE PROXY CARD AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Solitron, its directors, executive officer, and other employees may be deemed to be participants in the solicitation of proxies from Solitron stockholders in connection with the matters to be considered at Solitron's 2015 Annual Meeting of Stockholders.  Information about Solitron's directors and executive officer is available in Solitron's proxy statement, dated June 6, 2014, for its 2014 Annual Meeting of Stockholders.  To the extent holdings of Solitron's securities by such directors or executive officers have changed since the amounts printed in the 2014 proxy statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.  More detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with Solitron's 2015 Annual Meeting of Stockholders.  Stockholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by Solitron with the SEC free of charge at the SEC's website at www.sec.gov.  Copies also will be available free of charge at Solitron's website at www.solitrondevices.com.